CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of FNDS3000 Corp (formerly known as FundsTechCorp) of our report dated November 25, 2007, relating to the financial statements of FundsTechCorp, which is incorporated by reference into such Form S-8.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
Dated: August 8, 2008